UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PALISADE BIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PALISADE BIO, INC.

1902 Wright Place, Suite 200

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 17, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (the “Company”), to be held on the 17th day of October, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/PALI, where you will be able to listen to the meeting live, submit questions and vote. You will need to register at www.proxydocs.com/PALI in order to attend the Annual Meeting virtually. You will need to have the 12-digit control number which is included on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. You will not be able to attend the meeting in person. As always, we encourage you to vote your shares prior to the Annual Meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (“Proxy Statement”):

1.	To elect three directors to hold office until the 2026 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.	To ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 2.”

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors: a reverse split of the Company’s common stock, at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization of our stockholders, and to be effected on or before December 31, 2025. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal 3.”

4.	To conduct any other business properly brought before the Annual Meeting.

A printed copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) is being mailed to stockholders of record who are entitled to vote at the Annual Meeting on or about September 15, 2025. The Proxy Statement contains instructions on how to access the Proxy Statement through the internet, and also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxydocs.com/PALI.

The record date for the Annual Meeting is September 12, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You will not be able to attend the Annual Meeting in person.

By Order of the Board of Directors

/s/ Donald Williams
Donald Williams
Chairman
September 15, 2025

You are cordially invited to virtually attend the Annual Meeting online. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online, you may vote via telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the instructions printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

PALISADE BIO, INC.

1902 Wright Place, Suite 200

Carlsbad, California 92008

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 17, 2025

Our Board of Directors (“Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (sometimes referred to as “we,” “us,” the “Company,” or “Palisade”) to be held virtually, via a live interactive audio webcast at www.proxydocs.com/PALI, on October 17, 2025, at 10:00 a.m. Pacific Time, subject to any adjournment or postponement thereof.

A printed copy of the Proxy Statement and our 2024 Annual Report is being mailed to stockholders of record who are entitled to vote at the Annual Meeting on or about September 15, 2025. The Proxy Statement contains instructions on how to access the Proxy Statement through the internet, and also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxydocs.com/PALI.

Only stockholders of record at the close of business on September 12, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during normal business hours at our headquarters in Carlsbad, California. If you would like to schedule a time to examine our list of stockholders, please contact us at least two days in advance at PALI@jtcir.com to schedule a time.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on October 17, 2025, at 10:00 a.m. Pacific Time, subject to any adjournment or postponement thereof. We intend to begin mailing these proxy materials on or about September 15, 2025 to all stockholders of record entitled to vote at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

●	the Proxy Statement;
●	the 2024 Annual Report; and
●	the proxy card or a voting instruction form for the Annual Meeting.

Will I receive any other proxy materials?

Rules adopted by the SEC allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to our stockholders. However, in the future we may take advantage of the internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement online. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Where and when is the Annual Meeting?

The Annual Meeting will be held virtually via live webcast on October 17, 2025, at 10:00 a.m. Pacific Time. There will be no physical meeting location. You will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

●	You must register in advance at www.proxydocs.com/PALI. Upon completing your registration, you will receive further instructions via email, including your link that will allow you access to the meeting.

●	To enter the meeting, you must register in advance using your 12-digit control number, which is available on your proxy card. Upon completing registration, you will receive further instructions via email, including your link that will allow you to access the meeting.

●	If you do not have your 12-digit control number, you will not be able to register to attend the meeting.

●	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/PALI.

Stockholders who properly register to attend the Annual Meeting will receive an email approximately one hour before the Annual Meeting with instructions and a link to attend the Annual Meeting. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting is called to order. The information on our website is not incorporated by reference into this Proxy Statement or our 2024 Annual Report. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number proxy to vote.

If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy card.

What if I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

On the day of the Annual Meeting, if you encounter any difficulties assessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our Annual Meeting for assistance.

Who can vote at the Annual Meeting?

Voting Shares

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were shares of common stock outstanding and entitled to vote.

Non-Voting Shares

As of the Record Date, we also had 200,000 shares of Series A 4.5% Convertible Preferred Stock (the “Series A Preferred Stock”) (which are currently convertible into an aggregate of 8 shares of common stock) outstanding. Shares of the Series A Preferred Stock are not entitled to vote with respect to the matters described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three proposals being presented for stockholder vote:

1.	To elect three directors to hold office until the 2026 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.	To ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 2.”

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors: a reverse split of the Company’s common stock, at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization of our stockholders, and to be effected on or before December 31, 2025. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal 3.”

What if another matter is properly brought before the Annual Meeting?

We currently know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in this Proxy Statement, and in the proxy card, to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, over the telephone, through the internet or using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

●	VOTE BY PHONE: To vote over the telephone, dial toll-free 1-866-243-5513, using any touch-tone telephone and follow the recorded instructions. Have the 12-digit control number from your proxy card ready and follow the simple instructions to record your vote.

●	VOTE BY INTERNET: You may cast your vote online at www.proxypush.com/PALI. Have the 12-digit control number from your proxy card ready and follow the simple instructions to record your vote.

●	VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card you were provided and return it promptly in the envelope we have provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you directed.

●	VOTE DURING THE ANNUAL MEETING: To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/PALI, starting at 10:00 a.m. Pacific Time on October 17, 2025. Stockholders who register in advance to attend the Annual Meeting will be able to vote during the meeting until the polls are declared closed. Your 12-digit control number from your proxy card is required to register.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote online at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request a proxy form. You must register using your 12-digit control number at www.proxydocs.com/PALI and follow the instructions you receive.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the Director Election Proposal, “For” the Auditor Ratification Proposal, “For” the Reverse Stock Split Proposal, and “For” the Purchase Plan Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment. If the Annual Meeting is adjourned, continued, or postponed, the proxyholder may vote the shares at the adjourned, continued or postponed meeting as well, unless you have properly revoked your voting instructions, as described herein.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 (the Director Election Proposal) without your instructions. Your broker or nominee may only vote your shares on Proposal 2 (the Auditor Ratification Proposal) and Proposal 3 (the Reverse Stock Split Proposal) in the absence of your instruction.

Please instruct your bank, broker or other similar organization to ensure that your vote will be counted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. As of the date of this Proxy Statement, we have not engaged any proxy solicitor and do not anticipate engaging one.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Palisade Bio, Inc., Attn: Corporate Secretary, 1902 Wright Place, Suite 200, Carlsbad, California 92008.

●	You may vote during the Annual Meeting which will be hosted via the internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card, telephone vote, or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

With respect to the Director Election Proposal (Proposal 1), stockholders do not affirmatively vote “Against” nominees. Instead, if you do not want to vote for a particular nominee, you should choose to “Withhold” a vote in favor of the applicable nominee for director.

With respect to the Auditor Ratification Proposal (Proposal 2), the inspector of election will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

With respect to the Reverse Stock Split Proposal (Proposal 3), abstentions will be counted towards the presence of quorum but will not be counted towards the vote total, assuming that a quorum is obtained. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total, assuming that a quorum is obtained.

What does it mean if multiple members of my household are stockholders but we only received one full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of stockholder meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Palisade stockholders will be “householding” the Company’s proxy materials. A single set of materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or Palisade. Direct your written request to the attention of the Secretary of Palisade Bio, Inc., Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, California 92008. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares on such matters. These unvoted shares are counted as “broker non-votes.” If received, broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for all proposals.

How many votes are needed to approve each proposal?

●	Proposal 1 – For the Director Election Proposal, the three nominees receiving the most “For” votes from the holders of shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Only votes “For” or “Withhold” will affect the outcome. Broker non-votes, if any, will have no effect.

●	Proposal 2 – Approval of the Auditor Ratification Proposal will require the affirmative vote of the majority of shares present in remote communication or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on this proposal.

●	Proposal 3 – Approval of the Reverse Stock Split Proposal will require the affirmative vote of the majority of shares present in remote communication or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions and broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. On the Record Date, September 12, 2025, there were 9,119,152 shares outstanding and entitled to vote. Thus, the holders of 3,039,717 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting online, or represented by proxy, may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), your proposal must be submitted in writing to: Secretary of Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, California 92008. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s Annual Meeting, you must do so between June 17, 2026, and July 17, 2026. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, no later than August 16, 2026.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Board currently consists of four members, three of which are “independent,” as that term is defined by Nasdaq Listing Rules. Pursuant to an amendment to the Company’s bylaws, on February 29, 2024, the Board removed its classified Board structure so each director is now elected on an annual basis.

At the Annual Meeting, the terms of J.D. Finley, Donald Williams, and Emil Chuang expire. Each of Mr. Finley, Mr. Williams and Dr. Chuang have been nominated for election to the Board to serve for a one-year term expiring the 2026 Annual Meeting, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Binxian Wei serves as the director-appointee for the Company’s outstanding Series A Preferred Stock and will not be voted on by the holders of the Company’s common stock.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One Year Term Expiring at the

2026 Annual Meeting

Nominees for Term Expiring in 2026

The Governance and Nominating Committee recommended, and the Board of Directors nominate the following individuals to serve as directors:

●	J.D. Finley;
●	Donald Williams; and
●	Emil Chuang

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee and our Board to determine that the nominees should serve as one of our directors.

J.D. Finley, age 68, has served as our Chief Financial Officer since April 2021 and Chief Executive Officer since October 2022. He was appointed to our Board in February 2023. Previously, Mr. Finley served as Leading Biosciences, Inc’s (the Company’s wholly owned subsidiary and predecessor company) Chief Financial Officer since January 2017 and as a member of the board of directors of Leading Biosciences, Inc. (the “LBS Board”) since December 2014. Prior to joining Leading Biosciences, Inc., Mr. Finley was Chief Executive Officer of PointAcross, Inc., a marketing company, from January 2016 to January 2017. Mr. Finley previously co-founded Proteus Capital Partners, Inc., a firm specializing in providing financing for a variety of businesses, and was Chief Financial Officer at Phillips Capital, a broker/dealer firm specializing in private debt and equity capital raises. From March 2011 to June 2012 Mr. Finley was Executive Vice President, and from June 2012 to April 2014, Mr. Finley was President of Goldmail, Inc. Mr. Finley received a B.A. in business administration from Boise State University and an M.S. in Taxation from the University of Denver. Our Board believes Mr. Finley’s experience and familiarity with the Company, its operations and the life science industry qualify him to serve on our Board.

Donald Williams, age 66, has served as a member of our Board since April 2021 and became chairman of our Board in February 2024. Previously, Mr. Williams served on the LBS board of directors since May 2019. Mr. Williams has also served as a member of the board of directors of Akari Therapeutics PLC from 2016 until 2024, a member of the board of directors of Forte Biosciences, Inc. from 2020 until 2024, and a member of the board of directors of ImpediMed, Inc. from 2017 until 2023. From 2014 to 2019, Mr. Williams was a member of the board of directors of Adhera Therapeutics, Inc. From 2015 to 2021, Mr. Williams served as a member of the board of directors of Alphatec Spine, Inc. From 2007 to 2014, Mr. Williams was a Partner and the National Life Sciences Leader for Grant Thornton LLP, and spent over 20 years as a partner at Ernst & Young LLP. From 2001 to 2014, Mr. Williams served on the board of directors of the San Diego Venture Group, during which time he also served as the group’s president and chairman. Mr. Williams was also a founding member of the Young VCs of Southern California. Mr. Williams received a B.A. in accountancy from Southern Illinois University and completed the director education and certification program at the University of California, Los Angeles Anderson School of Business. Our Board believes Mr. Williams’ experience as a board member and public accountant in the life sciences industry qualifies him to serve on our Board.

Emil Chuang, MB BS FRACPM.D.. age 65, is a pediatric gastroenterologist with over 20 years of pharmaceutical experience (large pharma, biotech, therapeutics, medical nutrition, and device/diagnostic), and a proven track record of success. Dr. Chuang’s expertise spans from preclinical translational medicine to Phase 1-4 studies. Following on from a successful academic practice as an Assistant Professor at Duke University and the University of Pennsylvania, Dr. Chuang applied his vast clinical experience in a Pharma setting and deconvoluted complex problems into simple, actionable solutions. His drug development experience includes multiple assets that target inflammatory bowel diseases, including infliximab and vedolizumab. He has held numerous leadership roles, including the Head of GI Clinical Development for Nestle Health Science, Head of GI Translational Research and Early Clinical at Takeda, and Head of GI Precision Medicine at Progenity. Dr. Chuang is currently the Chief Medical Officer at Intrinsic Medicine, a small, privately held biotechnology company (2021-Present), and has his own consulting company, Chuang Global Consulting (2020-Present). He received his medical degree from the University of Sydney (MB BS), Australia, and completed his pediatrics specialty training in Australia (FRACP) before moving to the United States, where he completed subspecialty training in both pediatric gastroenterology and nutrition. He was on the faculty at Duke University and the University of Pennsylvania prior to moving into the pharmaceutical industry to continue his passion for clinical research. Dr. Chuang has authored over 80 peer-reviewed publications, abstracts, and book chapters. Our Board believes that Dr. Chuang’s experience in the field of bowel diseases and as a Chief Medical Officer qualifies him to serve on our Board.

Continuing Directors Not Standing For Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Binxian Wei, age 55, has served as a member of our Board since February 2019. Mr. Wei has been the V.P. of Darsheng Trade & Tech. Development Co, Ltd. (a subsidiary to Tianjin Tiayo Pharmaceutical Co., Ltd.) since 2015. Mr. Wei is responsible for the active pharmaceutical ingredient and finished dosage marketing for Chinese pharmaceutical companies. From 2008 through 2010, he worked as a business development manager for Sakai Trading. Mr. Wei received a master’s degree in mathematical and computer sciences from Colorado School of Mines, and a master’s degree and B.S. in chemical engineering from Tianjin University in China. Mr. Wei was appointed as the representative director of the Series A Preferred Stock by Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole holder of our outstanding Series A Preferred Stock. Our Board believes Mr. Wei’s experience as a board member and pharmaceutical experience qualify him to serve on our Board.

Required Vote

The nominees receiving the highest number of “FOR” votes from the holders of shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 1, shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Recommendation

Our Board of Directors Unanimously Recommends that Stockholders Vote FOR the Election of the Nominees to the Board of Directors.

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PROPOSAL TWO

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF BAKER TILLY US, LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Our Audit Committee has selected Baker Tilly US, LLP (“Baker Tilly”) as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Baker Tilly was appointed as the Company’s independent registered public accounting firm on September 21, 2022 and served as the auditor for our Annual Report on Form 10-K for the years ended December 31, 2022, 2023, and 2024. Representatives of Baker Tilly are expected to attend the Annual Meeting, and they will have the opportunity to make a statement if they wish but will not be available to respond to questions.

We are asking our stockholders to ratify the selection of Baker Tilly as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the selection of Baker Tilly to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event stockholders fail to ratify the appointment of Baker Tilly, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and our stockholders.

The Company has been informed by Baker Tilly that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Required Vote

The affirmative vote of a majority of the shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 will be required to ratify the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the same effect as votes “AGAINST” this proposal. Proposal 2 is a matter on which brokers are expected to have discretionary voting authority, and we do not, therefore, expect any broker non-votes with respect to this proposal. Unless marked to the contrary, valid proxies received will be voted “FOR” ratification of the appointment of Baker Tilly.

Recommendation

Our Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025.

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PROPOSAL THREE

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

The Company’s Board has unanimously approved a resolution seeking shareholder approval to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, or the “Certificate of Incorporation” (“Proposal 3” or the “Reverse Stock Split Proposal”). If this Proposal 3 is approved by the stockholders, the Board may subsequently effect, in its sole discretion, a reverse stock split using a split ratio of between 1-for-5 and 1-for-50 (the “Reverse Stock Split”). Approval of this Proposal 3 by the stockholders would give the Board authority to effect the Reverse Stock Split at any time on or before December 31, 2025. In addition, despite the approval of this Proposal 3 by the stockholders, the Board may, in its sole discretion, determine not to effect and abandon the Reverse Stock Split without further action by the stockholders.

The form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix 1. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable. The amendment will effect a Reverse Stock Split of the Company’s common stock using a split ratio between, and including, 1-for-5 and 1-for-50 with the actual ratio within this range to be selected by the Board if and when effected following stockholder approval. The Board believes that stockholder approval of a range of potential split ratios (rather than a single split ratio) provides the Board with the flexibility to achieve the desired purpose of the Reverse Stock Split as described below under the heading “Purpose and Effect of the Reverse Stock Split” The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our common stock or preferred stock.

If the stockholders approve this Proposal 3, the Reverse Stock Split will be effected only upon a determination by the Board that the Reverse Stock Split is in the best interests of the stockholders at that time. In connection with any determination to effect the Reverse Stock Split, the Board will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein. If the Board does not implement the Reverse Stock Split on or before December 31, 2025, the authority granted in this Proposal 3 to implement the Reverse Stock Split on these terms will terminate. The Board reserves the right to elect not to proceed with and to abandon the Reverse Stock Split if it determines, in its sole discretion, that this Proposal 3 is no longer in the best interests of the stockholders. No further action by the stockholders will be required for the Board to either implement or abandon the Reverse Stock Split.

The effectiveness of the amendment or the abandonment of the amendment, pursuant to this Proposal 3, will be determined by the Board following the Annual Meeting and prior to December 31, 2025. The Board has recommended that this Proposal 3 be presented to the Company’s stockholders for approval. Upon receiving stockholder approval of this Proposal 3, the Board will have the sole discretion, until December 31, 2025, to select, as it determines to be in the best interests of the Company and its stockholders, any Reverse Stock Split ratio approved under this proxy statement. The Board believes that stockholder approval of a reverse split ratio between, and including, 1-for-5 and 1-for-50 (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a Reverse Stock Split as described below, and therefore, is in the best interests of the Company and its stockholders. If the Board determines to effect a Reverse Stock Split by filing the applicable an amendment to its Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, the Amended and Restated Certificate of Incorporation would be amended. The text of the form of the Reverse Stock Split amendment to the Amended and Restated Certificate of Incorporation, except for the exact ratio, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix 1. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable.

If the Board fails to implement the Reverse Stock Split on or before December 31, 2025, further stockholder approval would be required prior to implementing any reverse stock split.

Purposes and Effect of the Reverse Stock Split

Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing the Reverse Stock Split will provide benefits to the Company and our existing stockholders in a number of ways, including:

Compliance with Nasdaq Listing Requirements.

On April 30, 2025, we received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that for 30 consecutive trading days preceding the date of the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no effect on the listing of our common stock at this time, and our common stock continues to trade on The Nasdaq Capital Market under the symbol “PALI.”

Under Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days following the date of the Notice, or until October 27, 2025, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”) by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). On August 5, 2025, the bid price of our common stock closed above $1.00 for ten consecutive business days, however we were notified on August 6, 2025, that Nasdaq was exercising its discretion to continue monitoring our stock price beyond this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, we may be afforded an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement (the “Additional Compliance Period”) if on the last day of the Compliance Period we are in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), unless we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency.

If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, or the Additional Compliance Period, if applicable, our common stock will be subject to delisting. We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

If we do not regain compliance with this Minimum Bid Price Requirement, our common stock will be subject to delisting. The delisting of our common stock by Nasdaq could adversely affect the liquidity of our common stock, our ability to raise capital, create increased volatility in our common stock, and result in a loss of current or future coverage by analysts and/or diminish the interest of institutional investors to invest in our common stock. Delisting could also result in a loss of confidence of our collaborators, vendors and employees, which could harm our business and future prospects. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, OTCQB, OTCQX, or another over-the-counter market. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of our common stock. Moreover, if our common stock is delisted, it may come within the definition of “penny stock” under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. These requirements may reduce the trading activity in the secondary markets for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

The Reverse Stock Split would decrease the total number of shares of our common stock outstanding and should, absent other factors, proportionately increase the market price of our common stock, which would be above $1.00 per share. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with the Minimum Bid Price Requirement of Nasdaq.

Stock Price Volatility. We have been advised by certain consultants that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Employee Retention. Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel. If this Proposal 3 is not approved by our stockholders, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a ranges between, and including, 1-for-5 and 1-for-50 (rather than a single ratio) for the Reverse Stock Split is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the purposes described above and it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented, if at all. If stockholders approve this Proposal 3, the Board would effect a Reverse Stock Split only upon the Board’s determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. The Board would then select the ratio of the Reverse Stock Split, within the ratio range approved by stockholders as it determines to be advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, provided stockholder approval is obtained, the Board may consider numerous factors including, but not limited to:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

●	our capitalization (including the number of shares of common stock issued and outstanding);

●	the then-prevailing trading price for our common stock and the volume level thereof; and

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

The Board intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split described herein.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 3, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

●	Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Stock Split, if effected, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total current and future market capitalization of our common stock after the Reverse Stock Split may be lower than the market capitalization before the Reverse Stock Split.

●	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●	Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Interest of Certain Persons in or Opposition to Matters to be Acted upon

None of our officers or directors, has any interest that differs from our stockholders with regard to the treatment of any securities of the Company that they own in the event that the Reverse Stock split is effected.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all outstanding shares of common stock at the same ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership of the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

Because no fractional shares will be issued, certain holders of our common stock could cease to own our common stock as their fractional shares could be purchased for cash in the event that the proposed Reverse Stock Split is implemented. However, we are not proposing the Reverse Stock Split as the first step in a “going private” transaction.

Effect on Stock Awards, Equity Compensation Plans, Warrants and Convertible Preferred Stock

Under the terms of our outstanding equity awards and warrants, the proposed Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards and warrants in the same ratio of the Reverse Stock Split (which may include rounding the number of shares of common stock issuable down to the nearest whole share) and, correspondingly, would proportionately increase the per share exercise or purchase price, if any, of all such awards and warrants. The Reverse Stock Split would also reduce the number of shares of common stock available for issuance under the Company’s equity compensation plans and employee stock purchase plans in proportion to the reverse split ratio of the Reverse Stock Split selected by the Board.

Pursuant to the terms of the Series A Preferred Stock, the proposed Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon conversion of the Series A Preferred Stock in proportion to the reverse split ratio of the Reverse Stock Split selected by the Board and, correspondingly, would proportionately increase the per share conversion price of such Series A Preferred Stock.

The following table contains approximate information relating to our common stock under the minimum and maximum ratios of the Reverse Stock Split, based on share information as of September 12, 2025 (the “Record Date”), without giving effect to the treatment of fractional shares, if approved.

	No Split	1-for-5	1-for-50
Number of authorized shares of common stock	280,000,000	280,000,000	280,000,000

Number of outstanding shares of common stock	9,119,152	1,823,830	182,383

Number of shares of common stock reserved for conversion of outstanding preferred stock	8	1	1

Number of shares of common stock reserved for issuance upon exercise of outstanding warrants	9,295,577	1,859,115	185,911

Number of shares of common stock reserved for issuance upon exercise of outstanding stock options and the vesting of outstanding restricted stock units	259,613	51,922	5,192

Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans and employee stock purchase plans	135,569	27,113	2,711

Number of authorized and unreserved shares of common stock not outstanding	261,190,081	276,238,019	279,623,802

Authorized but unissued and unreserved shares of common stock as a percentage of total authorized shares of common stock	93.3%	98.7%	99.9%

Potential Anti-Takeover Effect

The Reverse Stock Split will increase in the number of authorized but unissued shares of common stock relative to the number of outstanding shares of common stock, under certain circumstances, could be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the Reverse Stock Split could make it more difficult or discourage, a merger, tender offer, proxy contest or change in control, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders.

In addition to the Reverse Stock Split, our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit our Board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by the Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporation actions and may delay or discourage a change in control.

The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us and the Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use additional authorized shares for any future acquisition, merger or consolidation.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.01 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods will be restated because there will be fewer outstanding shares of common stock.

Mechanics of the Reverse Stock Split

No Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split because a stockholder owns a number of shares not evenly divisible by the ratio will be paid in cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest of one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the Nasdaq Capital Market on the effective date of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefore. Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

 Effect on Beneficial Holders of Our Common Stock (i.e., stockholders who hold in “street name”)

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Our Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold certificates)

Most of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws.

Effect on Certificated Shares

Upon the Reverse Stock Split, our transfer agent will act as our exchange agent and act for holders of our common stock in implementing the exchange of their certificates.

After the effective date of the Reverse Stock Split, stockholders holding shares in certificated form will be sent a transmittal letter by the transfer agent for our common stock. The letter of transmittal will contain instructions on how a stockholder should surrender his or her old certificates to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock, or the new certificates (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all existing certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s existing certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding existing certificates held by stockholders to be canceled and represent only the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If any existing certificates have a restrictive legend on the back of the existing certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the existing certificates. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “No Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income; or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the Internal Revenue Service (“IRS”), or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

●	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Required Vote

The affirmative vote of a majority of the shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 3 will be required to approve the Reverse Stock Split. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal. Unless marked to the contrary, proxies received will be voted “FOR” the Reverse Stock Split.

Recommendation

Our Board of Directors Unanimously Recommends a Vote FOR the Approval of the Reverse Stock Split.

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CORPORATE GOVERNANCE

Code of Ethics

We have adopted the Palisade Bio, Inc. Code of Business Conduct and Ethics (the “Ethics Code”), that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Code of Business Conduct and Ethics” under “Documents & Charters”. The information on our website is not incorporated by reference into this Proxy Statement or our 2024 Annual Report. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, and the Company itself that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the policy is attached as Exhibit 19.1 to our 2024 Annual Report.

Board of Directors

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The holder of our Series A Preferred Stock has the right to appoint one member of the Board.

The Board presently has four members. All of our directors’ terms, except for the director appointed by the Series A Preferred Stock, expire on an annual basis. Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Our Board is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require its approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Board Meetings

During 2024, the Board held seven meetings (including regularly scheduled and special meetings) and acted through unanimous written consent nine times. All of our directors, attended at least 75% of all meetings of the general Board and each respective committee on which such director serves during the year ended December 31, 2024. The Board currently holds regularly scheduled meetings and calls for special meetings or acts through unanimous written consents as necessary. Meetings of the Board may be held in-person, virtually or telephonically. Directors are expected to attend all board meetings and meetings of the committees of the board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties. As required under applicable Nasdaq listing standards, in 2024, our independent directors met four times in scheduled executive sessions at which only independent directors were present. Information with regard to committee meetings and written consent is provided for below in the section entitled “Information Regarding Committees of the Board of Directors”. Although attendance of meetings is encouraged, we do not have a formal policy regarding attendance by directors at board and committee meetings.

Attendance at 2024 Annual Meeting

Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, directors and nominees for director to attend. All of our directors attended the annual meeting of stockholders in 2024.

Independent Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of (i) Mr. Williams, (ii) Mr. Wei, and (iii) Dr. Chaung are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board has an independent chair (the “Board Chair”), Mr. Williams, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides, as of September 12, 2025, membership information for each of the Board committees:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Donald A. Williams	C	X	C
Binxian Wei	X		X
Emil Chuang	X	C	X
J.D. Finley (not Independent)

X = Current member of committee

C = Current member and chairperson of the committee

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee performs several functions including, among others things:

●evaluating the performance of and assessing the qualifications of the independent auditors;

●determining and approving the engagement of the independent auditors;

●determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

●review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

●monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

●review and approve or reject transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;

●establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●review and assess the Company’s cyber security risks and assessments; and

●meet to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Mr. Williams (Chair), Dr. Chuang and Mr. Wei. The Audit Committee met five times and acted through unanimous written consent one time during the year ended December 31, 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Audit Committee Charter” under “Documents & Charters”. The information on our website is not incorporated by reference into this Proxy Statement or our 2024 Annual Report.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Williams qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Williams’ level of knowledge and experience based on a number of factors, including his formal education and his tenure as a partner at Grant Thornton LLP and his tenure as a partner at Ernst & Young LLP.

Compensation Committee

The Compensation Committee is currently composed of two directors: Dr. Chuang (Chair) and Mr. Williams. The Board has determined that each member of the Compensation Committee is independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met two times and acted through unanimous written consent five times during the year ended December 31, 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Compensation Committee Charter” under “Documents & Charters”. The information on our website is not incorporated by reference into this Proxy Statement or our 2024 Annual Report.

The Compensation Committee of the Board acts on behalf of the Board to review, modify (as needed) or approve (or, if it deems appropriate, making recommendations to the Board regarding) the overall compensation strategy and policies for the Company, including, among other things:

●	reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the Company’s compensation plans and programs;

●	evaluating and approving (or, if it deems appropriate, making recommendations to the Board regarding) the compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

●	evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board) risks associated with and potential consequences of the Company’s compensation policies and practices, as applicable to all employees of the Company, and assessing whether risks and consequences arising from the Company’s compensation policies and practices for its employees, as may be mitigated by any other compensation policies and practices, are reasonably likely to have a material adverse effect on the Company;

●	establishing policies with respect to equity compensation arrangements, with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company; and

●	evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Committee’s policies.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by the SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the year ended December 31, 2024, after taking into consideration the guidance from the SEC and Nasdaq described above, the Compensation Committee engaged Compensia Inc. (“Compensia”) as its compensation consultant. The Compensation Committee identified Compensia based on its general reputation in the industry and experience providing similar services to companies similar to us. The Compensation Committee requested that Compensia:

●	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals (including through a peer group analysis); and

●	assist in refining the Company’s compensation strategy and in developing and implementing executive and non-employee director compensation programs to execute that strategy.

In addition, under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate.

The Compensation Committee meets at least once annually and with greater frequency if necessary to discuss and make recommendations to the Board for annual base salary compensation adjustments, annual bonuses, annual equity awards, and current year corporate performance objectives. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable. The Compensation Committee considered the peer-group analysis from Compensia when making compensation decisions. Based on this analysis, the overall average of the 2024 cash compensation for our named executive officers approximated the 25th percentile of the peer group.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Governance and Nominating Committee is currently composed of three directors: Mr. Williams (Chair), Dr. Chuang, and Mr. Wei. Each member of the Governance and Nominating Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. The Governance and Nominating Committee met one time and acted through unanimous written consent two times during the year ended December 31, 2024. The Board has adopted a written Governance and Nominating Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Governance and Nominating Committee Charter” under “Documents & Charters”. The information on our website is not incorporated by reference into this Proxy Statement or our 2024 Annual Report.

The responsibilities of the Governance and Nominating Committee include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	considering the need for and, if necessary, developing and instituting plans or programs for the continuing education of the Board; and

●	developing corporate governance principles to be applicable to the Company.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having high personal integrity and ethics. The Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance and Nominating Committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Governance and Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair each director’s independence. The Governance and Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance and Nominating Committee meets to discuss and consider the candidate’s qualifications and then selects candidates for recommendation to the Board by majority vote.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: Palisade Bio, Inc., Attn: Corporate Secretary, 1902 Wright Place, Suite 200, Carlsbad, California 92008, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include, among other things, the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

We have adopted a formal process for stockholder communications with our independent directors. Individuals wanting to communicate with our directors are invited to communicate with the non-management members of the Board by sending correspondence to the Board, c/o Corporate Secretary, Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, CA 92008. These communications will be reviewed by the Secretary of Palisade, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics policy or reported or on our Ethics Point whistleblower hotline that relate to questionable accounting or auditing matters will be promptly and directly forwarded to the Audit Committee, at the discretion of our compliance officer.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of cybersecurity risk management. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

DIRECTOR COMPENSATION

Board Compensation Arrangements

Non-employee Director Compensation Policy

We have a compensation policy that is applicable to each member of our Board who is not also serving as an employee or consultant to the Company (the “Director Compensation Policy”). It was most recently amended in June 2024 with respect to the equity compensation payable to our non-employee directors, as further described below. Pursuant to our Director Compensation Policy, our non-employee directors will receive the following compensation for service on our Board:

Cash Compensation

●	an annual cash retainer of $40,000;

●	an additional annual cash retainer of $35,000 for service as chair of the Board;

●	an additional annual cash retainer of $20,000, $15,000, $10,000 and $20,000 for service as chair of the Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategy and Finance Committee, respectively (the Strategy and Finance Committee was removed as a committee of our Board in February 2024); and

●	an additional annual cash retainer of $10,000, $7,500, $5,000 and $10,000 for service as a member of the Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategy and Finance Committee, respectively (the Strategy and Finance Committee was removed as a committee of our Board in February 2024).

Equity Compensation

Prior to June 2024, the equity compensation component of our Director Compensation Policy was not formalized and grants were made on an ad hoc policy. Based upon this policy, each non-employee director was also issued equity grants. In determining the size of such grants, the Compensation Committee would review the Company’s market capitalization, equity compensation paid to directors of its peer group companies, and such other factors as the committee deemed appropriate. The goal of such ad hoc policy was to incentivize and retain directors while not causing the excessive dilution that a value-based policy would result in. Ad hoc grants could be made in the form of options, Restricted stock units, or a combination thereof. During the 2024 fiscal year, the Compensation Committee utilized this ad hoc policy to make an option grant to Ms. Fischbein on May 7, 2024 for 1,000 shares of the Company’s common stock. This option vests in equal quarterly installments over a three-year period from the date of grant, subject to Ms. Fischbein’s continued service.

In June 2024, the Compensation Committee approved a formal equity compensation program for our non-employee directors, pursuant to which they receive the following initial and annual equity awards:

● Initial Equity Award: Each non-employee director joining our Board receives an option grant to purchase such number of shares of the Company’s common stock equal to 200% of the Black-Scholes value used to determine the most recent Annual Grant (as defined below) for non-employee directors, or such other amount as determined by the Compensation Committee at its sole discretion (the “Initial Grant”). The Initial Grant will (i) be issued on the date such director joins the Board, vest in equal quarterly installments over a three- year period of continued service, (iii) have a term of 10 years, and (iv) an exercise price equal to the closing price of the Company’s common stock on the grant date (or the most recent closing price if not a trading day).

● Annual Equity Award: Following the conclusion of each regular annual meeting of shareholders, each continuing non-employee director receives an option grant to purchase such number of shares of the Company’s common stock as determined by: (i) the Black-Scholes value of the 75th percentile of equity compensation granted to the non-employee directors of the Company’s peer group most recently approved by the Compensation Committee or (ii) such lesser amount as determined by the Compensation Committee at its sole discretion (the “Annual Grant”). The Annual Grant will (i) be issued three days after the Company’s annual meeting of shareholders, (ii) vest fully on the one year anniversary of the grant date, subject to continued service, (iii) have a term of 10 years, and (iv) an exercise price equal to the closing price of the Company’s common stock on the grant date (or the most recent closing price if not a trading day).

All of the equity awards granted to our non-employee directors are granted pursuant to our 2021 Equity Incentive Plan (“2021 EIP”).

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. Finley does not participate in any of the foregoing director compensation given his service as an executive officer.

Compensation During 2024

The following table sets forth the total compensation of each person who served as a director during the year ended December 31, 2024, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2) ($)	Total ($)
Donald A. Williams (3)	106,875	7,842	114,717
Margery Fischbein (4)	44,918	14,474	59,392
Binxian Wei	53,393	7,842	61,235
James R. Neal (5)	11,466	-	11,466
Stephanie C. Diaz (6)	6,379	-	6,379
Mary Ann Gray, Ph.D. (7)	10,645	-	10,645
Cristina Csimma, PharmD, MHP (6)	5,050	-	5,050
Robert Trenschel, D.O. (6)	5,316	-	5,316

 (1) The amounts in this column represent the aggregate grant date fair value of option awards granted to the non-employee director in 2024, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 6 of the notes to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which we filed with the SEC on March 24, 2025.

(2) As of December 31, 2024, our non-employee directors serving on our Board in 2024 held the following options to purchase shares of the Company’s common stock: Mr. Williams -3,432 options; Ms. Fischbein - 3,100 options; and Mr. Wei - 3,260 options.

(3) Mr. Williams was appointed chairman of our Board in February 2024.

(4) Ms. Fischbein was appointed to our Board in May of 2024 and resigned from our Board on July 2, 2025.

(5) Effective February 9, 2024, James R. Neal resigned as a member of our Board.

(6) Effective February 8, 2024, Stephanie C. Diaz, Dr. Cristina Csimma, and Dr. Robert Trenschel resigned as members of our Board.

(7) Effective March 4, 2024, Dr. Mary Ann Gray resigned as a member of our Board.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS

The names of our named executive officers and their ages, positions, and biographies as of September 12, 2025 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Position	Age	Position Since
Named Executive Officers
J.D. Finley*	Chief Executive Officer, Chief Financial Officer, Director	68	2021
Mitchell Jones, MD	Chief Medical Officer	48	2023

* See biographical information set forth under “Nominees for Election to the Board of Directors.”

Mitchell Jones, M.D., Ph.D., has served as our Chief Medical Officer since September 2023. Dr. Jones has over 17 years of medical and pharmaceutical experience directing translational and clinical activities for therapeutic product candidates in inflammatory bowel disease, metabolic disease, hepatic infectious disease, and oncology. During his career, Dr. Jones has served in a number of positions related to the strategy and development of novel therapies. From November 2022 until joining the Company, Dr. Jones served as VP, Corporate Development and Strategy for Chemomab, Inc. (Nasdaq: CMMB), a clinical stage biotechnology company focused on fibro-inflammatory diseases. Additionally, from November 2022 to September 2023, Dr. Jones served as a consultant for Novome Biotechnologies, Inc. and xBiome, Inc., both with development programs in inflammatory bowel disease. Additionally, from August 2020 through November 2022, Dr. Jones served as VP, Clinical Discovery and Development for Finch Therapeutics Group, Inc. (Nasdaq: FNCH), a company focused on developing immune modulating therapies including for serious GI infection and inflammatory bowel disease. From May 2015 through July 2020, Dr. Jones served as VP, Translational and Clinical Development for Biora Therapeutics, Inc. (Nasdaq: BIOR), a company focused on the development of targeted and local acting immune modulating therapies for the treatment of inflammatory bowel disease, where he assisted in securing over $100 million in investor capital. Dr. Jones holds a BS in Physiology, a Master of Biomedical Engineering, a Doctor of Medicine, and a Doctor of Biomedical Philosophy, all from McGill University in Canada.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2024, were as follows:

●	J.D. Finley, our Chief Executive Officer and Chief Financial Officer; and

●	Mitchell Jones, M.D., Ph.D., our Chief Medical Officer.

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
J.D. Finley	2024	542,000	-	(3)	-	(3)	271,000	-		813,000
Chief Executive Officer and Chief Financial Officer	2023	520,333	264,541		221,226		271,000	-		1,277,100
Mitchell Jones, M.D., Ph.D.	2024	415,000	-	(3)	-	(3)	166,000	-		581,000
Chief Medical Officer	2023	135,189	54,247		49,563		166,000	53,025	(4)	458,024

(1) In accordance with SEC rules, reflects the aggregate grant date fair value of stock awards and option awards granted to our named executive officers in the applicable fiscal years, as determined in accordance with the provisions of FASB ASC Topic 718. See Note 7 of the notes to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2024 with respect to grants in 2023.

(2) The amounts in this column reflect annual cash bonuses paid with respect to the applicable fiscal year, based on corporate and individual performance.

(3) The restricted stock unit (“RSU”) and option awards granted to each named executive officer in November 2023 were intended to provide retention and compensation for service in 2024; however, because the grants were approved in November 2023, no amounts are disclosed for 2024 RSU or option awards for the named executive officers.

(4) Amounts reflect payment made to Dr. Jones as a consultant of the Company prior to becoming the Chief Medical Officer on September 5, 2023.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The Compensation Committee shall review, determine and approve (or, if it deems appropriate, recommend to our Board for determination and approval, except as provided below), at their discretion, in light of relevant performance goals and objectives, taking into account such other items as the Compensation Committee deems relevant.

Equity Compensation

We offer stock options and RSUs to our employees, including our named executive officers, as the long-term equity-based incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our Board or the Compensation Committee determines the fair market value of our common stock based on the closing price of our common stock. Generally, our stock options and RSUs granted to our named executive officers vest in equal amounts on a quarterly basis over three years from the date of grant, subject to continuous service.

The grants to our current named executive officers also provide for accelerated vesting of all unvested option shares and RSUs in the event we undergo a change in control and the named executive officer is subject to an involuntary termination without cause within 12 months thereafter.

Previously, we granted to Mr. Finley market-based performance share units (“PSUs”), which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $48.00 or greater, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $63.75 or greater. The market-based PSUs remain unvested.

For additional information regarding the equity awards currently held by our named executive officers, please see below under “Outstanding Equity Awards at Fiscal Year-End.”

Base Salary

The base salaries of our named executive officers are reviewed from time to time and adjusted when our Board or compensation committee determines an adjustment is appropriate. The base salaries of Mr. Finley and Dr. Jones were $542,000 per annum and $415,000 annum, respectively, in 2024. Prior to 2024, Mr. Finley’s base salary in 2023 was $490,000 per annum, and increased to $542,000 per annum effective June 1, 2023 with his appointment to our Chief Executive Officer. Dr. Jones was appointed Chief Medical Officer effective September 5, 2023 with a base salary of $415,000.

On December 18, 2024, the Compensation Committee approved increases to the base salaries of Mr. Finley and Dr. Jones to be effective as of January 1, 2025. As of January 1, 2025, the base salaries for Mr. Finley and Dr. Jones were $575,000 and $440,000, respectively.

Bonus Opportunity

Our named executive officers are eligible to be considered for an annual discretionary cash incentive bonus of up to a percentage of their respective base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by our Board or the Compensation Committee, including pursuant to an annual incentive plan or similar plan adopted by our Board, if any. Any such bonus would be paid after the close of the fiscal year and after determination by our Board or the Compensation Committee. All annual incentive compensation is discretionary and not guaranteed and, in addition to the other conditions for earning such compensation, each officer must remain an employee in good standing of the Company on the annual incentive compensation payment date in order to be eligible for any annual incentive compensation. Our Board (or the Compensation Committee thereof) may review an executive officer’s annual performance bonus amount for adjustment from time to time. The 2024 annual discretionary cash incentive bonus targets were 50% of base salary for Mr. Finley and 40% of base salary for Dr. Jones.

In 2024, the annual cash incentive bonuses paid to Mr. Finley and Dr. Jones were calculated based on achievement of 100% of the corporate performance targets for the year multiplied by their respective bonus target percentages at the time. The corporate performance targets related to clinical and medical development, financial position, and corporate operations and infrastructure during 2024.

Equity Compensation

We offer stock options and RSUs to our employees, including our named executive officers, as the long-term equity-based incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our Board or the Compensation Committee determines the fair market value of our common stock based on the closing price of our common stock. Generally, our stock options and RSUs granted to our named executive officers vest in equal amounts on a quarterly basis over three years from the date of grant, subject to continuous service.

The grants to our current named executive officers also provide for accelerated vesting of all unvested option shares and RSUs in the event we undergo a change in control and the named executive officer is subject to an involuntary termination without cause within 12 months thereafter.

Previously, we granted to Mr. Finley market-based PSUs, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $48.00 or greater, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $63.75 or greater. The market-based PSUs remain unvested.

For additional information regarding the equity awards currently held by our named executive officers, please see below under “Outstanding Equity Awards at Fiscal Year-End.”

Clawback Policy

Effective October 2023, we adopted a clawback policy (the “Clawback Policy”), that is administered by our Compensation Committee. Pursuant to the Clawback Policy, our current and former executive officers are required to reimburse us in the event that any Incentive Compensation (as defined in the Clawback Policy) is awarded to such executive and is determined to be awarded in error subsequent to an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Notwithstanding, we have not historically granted Incentive Compensation based on financial metrics that would be subject to a restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report.

Agreements with Our Named Executive Officers

We are party to (i) an employment agreement with Mr. Finley, our Chief Executive Officer and Chief Financial Officer and (ii) an employment agreement with Mitchell Jones, M.D., Ph.D., our Chief Medical Officer.

Descriptions of each of the foregoing employment agreements are described below.

Finley Employment Agreement

Mr. Finley was appointed as our Chief Financial Officer in January 2021 pursuant to his amended and restated employment agreement dated January 22, 2021 (“Finley Employment Agreement”). Pursuant to the Finley Employment Agreement, Mr. Finley originally received an annual base salary of $400,000, with an annual target cash bonus of 40% of his base salary. Mr. Finley’s base salary and annual target cash bonus have been increased several times since Mr. Finley was original appointed as our Chief Financial Officer, including in connection with his promotion to Chief Executive Officer, including most recently in June 2023, when his base salary was increased to $542,000 per annum and his annual target cash bonus was increased to 50% of his base salary. On September 25, 2024, we entered into an executive employment agreement (the “Amended Finley Employment Agreement”), which amended and restated the terms of the Finley Employment Agreement.

On December 18, 2024, the Compensation Committee approved an increase to Mr. Finley’s base salary to be effective as of January 1, 2025. As of January 1, 2025, the base salary for Mr. Finley was $575,000.

The Amended Finley Employment Agreement provides that if we terminate Mr. Finley without “Cause” or if Mr. Finley resigns for “Good Reason”, each as defined in the Amended Finley Employment Agreement, except during the Change in Control Period (as defined below) Mr. Finley will be entitled to receive the following, subject to Mr. Finley signing and not revoking a general release of claims against us: (i) salary continuation and COBRA reimbursement for 12 months each and (ii) 12 months of vesting acceleration of equity grants subject to time based vesting.

In the event that we terminate Mr. Finley without “Cause” or if Mr. Finley resigns for “Good Reason” during the period beginning three months before and ending 12 months after a “Change in Control”, as defined in the Amended Finley Employment Agreement (such period, the “Change in Control Period”), Mr. Finley will be entitled to receive the following, subject to Mr. Finley signing and not revoking a general release of claims against us: (i) salary continuation and COBRA reimbursement for 18 months each , (ii) full acceleration of all time-based equity awards, and (iii)an additional severance payment equal to his target bonus.

Jones Employment Agreement

On September 5, 2023, we entered into an at-will employment agreement with Dr. Jones (the “Jones Employment Agreement”). Pursuant to the terms of the Jones Employment Agreement, Dr. Jones (i) receives a base salary of $415,000 per annum and is eligible to receive an annual cash bonus based on the achievement of certain performance goals with a target of 40% of his base salary, and (ii) is eligible to receive an annual market-based stock option grant as determined by the Board or a committee thereof.

On December 18, 2024, the Compensation Committee approved an increase to Dr. Jones’ base salary to be effective as of January 1, 2025. As of January 1, 2025, the base salary for Dr. Jones was $440,000.

Pursuant to the terms of the Jones Employment Agreement, if we terminate Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason,” as each term is defined in the Jones Employment Agreement, Dr. Jones will be eligible for the continued payment of his base salary (in accordance with regular payroll practices) and COBRA benefits for nine months following the termination date.

In the event that we terminate Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason” within the Change in Control Period, then Dr. Jones will be eligible to receive the following: (i) a lump sum payment equal to the sum of (x) 12 months of base salary plus (y) 100% of the target bonus in effect at the time of termination, (ii) the continued payment of COBRA benefits for 12 months, and (iii) full acceleration of 100% of outstanding equity awards that are subject to time-based vesting. The foregoing benefits are contingent on Dr. Jones entering into a release of claims satisfactory to the Company.

Perquisites, Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. Current named executive officers are eligible to participate in our defined contribution 401(k) plan, on the same basis as all of our other employees, under which they may make voluntary contributions as a percentage of compensation. No matching contributions have been made by us since the adoption of the 401(k) plan.

Pay versus Performance

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance.

Pay-Versus-Performance Table

Pay Versus Performance
							Value of
					Average	Average	Initial Fixed
	Summary		Summary	Compensation	Summary	Compensation	$100
	Compensation	Compensation	Compensation	Actually	Compensation	Actually	Investment
	Table Total	Actually	Table Total	Paid	Table Total	Paid	Total
Year	for First PEO[1]	Paid for First PEO[2]	for Second PEO[1]	for Second PEO[2]	for Non-PEO NEOs[3]	for Non-PEO NEOs[4]	Shareholder Return[5]	Net Income or Loss[6]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$ N/A	$ N/A	$813,000	$691,605	$581,000	$525,409	$0	$-14,438,000
2023	$ N/A	$ N/A	$1,277,100	$1,048,872	$328,723	$317,500	$1	$-12,300,047
2022	$533,822	$269,883	613,561	$460,933	$249,577	$216,433	$8	$-14,260,000

[1]	The dollar amounts reported in columns (b) represent the amounts of total compensation reported for Thomas Hallam, Ph.D. (our “First PEO”), who was as our principal executive officer or PEO for part of 2022, and J.D. Finley (our “Second PEO”), who was our PEO for part of 2022 and in 2023 and 2024, for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation – Summary Compensation Table.”

[2]	The dollar amounts reported in columns (c) represent the amounts of “compensation actually paid” to Thomas Hallam, Ph.D., and J.D. Finley, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts in columns (b) do not reflect the actual amounts of compensation earned or received by or paid to these two individuals during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to J.D. Finley’s total compensation reported in the Summary Compensation Table for the covered fiscal year to determine the “compensation actually paid” to him for such fiscal year:

	Second PEO - J.D. Finley

	Summary Compensation Table - Total Compensation	(a)	$813,000
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$-66,285
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-55,111
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0
=	Compensation Actually Paid		$691,605

(a)	The reported total compensation reflects the “Total” compensation as reported in the Summary Compensation Table for the covered fiscal year.
(b)	The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the covered fiscal year. These equity award values are adjusted for the covered fiscal year by the addition (or subtraction, as applicable) as described in footnotes (c), (d), (e), (f), and (g).
(c)	The year-end fair value of all equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(d)	The amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(e)	For equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date;
(f)	For equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and

(g)	For equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year.

Equity Award Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by J.D. Finley that vested during or were outstanding as of the end of each covered fiscal year were adjusted for the time to vest and expected term of the option, the change in stock price at year-end and vest date and related volatility and risk-free rate.

[3]	The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our Non-PEOs for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. These amounts exclude Thomas Hallam, Ph.D., who served as PEO in 2022, and J.D. Finley, who served as PEO in 2022, 2023 and 2024. The names of each Non-PEO NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

●

For 2024, the average “compensation actually paid” comprised the compensation of M. Jones;

for 2023, the average “compensation actually paid” comprised the compensation of R. McRae and M. Jones; andfor 2022, the average “compensation actually paid” comprised the compensation of H. Slade, M.D., FAAAI, M. Dawson, and R. McRae.

[4]	The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts reported in column (d) do not reflect the actual average amount of compensation earned or received by or paid to our Non-PEO NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation reported in the Summary Compensation Table for the covered fiscal year to determine the “compensation actually paid” for such fiscal year:

	NEO Average
			2024
	Summary Compensation Table - Total Compensation	(a)	$581,000
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$-26,267
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-29,324
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0
=	Compensation Actually Paid		$525,409

(a)	The reported total compensation reflects the “Total” compensation as reported in the Summary Compensation Table for the covered fiscal year.

(b)	The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the covered fiscal year. These equity award values are adjusted for the covered fiscal year by the addition (or subtraction, as applicable) as described in footnotes (c), (d), (e), (f), and (g).
(c)	The year-end fair value of all equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(d)	The amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(e)	For equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date;
(f)	For equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and
(g)	For equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year.

Equity Award Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by our Non-PEO NEOs that vested during or were outstanding as of the end of each covered fiscal year were adjusted for the time to vest and expected term of the option, the change in stock price at year-end and vest date and related volatility and risk-free rate.

[5]	Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2021) by our share price at the beginning of the measurement period.

[6]	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

Compensation Actually Paid and Company TSR

The following graph presents the alignment between the amount of compensation actually paid to PEOs, and the average amount of compensation actually paid to our Non-PEO NEOs with our TSR over the period presented in the Pay-Versus-Performance Table.

Compensation Actually Paid and Net Income

The following graph presents the alignment between the amount of compensation actually paid to our PEOs, and the average amount of compensation actually paid to our Non-PEO NEOs with our Net Income over the period presented in the Pay-Versus-Performance Table.

Outstanding Equity Awards at Fiscal Year-End

			Option Awards (1)					Stock Awards (2)
Name	Award Type (3)	Grant Date	Number of securities underlying unexercised options - exercisable	Number of securities underlying unexercised options - unexercisable (4)	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price (5)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity incentive plan award: Number of unearned shares, units or other rights that have not vested (6)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (6)
			(#)	(#)	(#)	($)		(#)	($)	(#)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
J.D. Finley	ISO	6/12/2015	10	-		$1740.00	6/12/2025
	ISO	11/10/2017	38	-		$1740.00	11/10/2027
	ISO	11/18/2021	113	-		$1740.00	11/18/2031
	ISO	11/21/2023	-	1,000		$8.85	11/21/2033
	ISO	3/22/2019	4	-		$1740.00	3/22/2029
	ISO	2/17/2022	-	7		$715.65	2/17/2032
	ISO	6/11/2023	-	4,328		$24.00	6/11/2033
	ISO	2/6/2023	-	1,588		$36.00	2/6/2033
	ISO	3/22/2019	2	-		$1740.00	3/22/2029
	ISO	2/19/2020	7	-		$1740.00	2/19/2030
	NQ	3/22/2019	25	-		$1740.00	3/22/2029
	NQ	3/22/2019	12	-		$1740.00	3/22/2029
	NQ	4/27/2021	43	-		$1740.00	4/27/2031
	NQ	11/18/2021	123	-		$1740.00	11/18/2031
	NQ	2/6/2023	2,224	-		$36.00	2/6/2033
	NQ	6/11/2023	4,950	621		$24.00	6/11/2033
	NQ	3/22/2019	3	-		$1740.00	3/22/2029
	NQ	11/10/2017	31	-		$1740.00	11/10/2027
	NQ	2/19/2020	3	-		$1740.00	2/19/2030
	NQ	11/21/2023	1000	1,000		$8.85	11/21/2033
	NQ	6/12/2015	3	-		$1740.00	6/12/2025
	NQ	3/22/2019	17	-		$1740.00	3/22/2029
	NQ	2/17/2022	79	-		$715.65	2/17/2032
	PRSU	2/6/2023								1,083	(7)	$1,787	(7)
Mitchell Jones M.D., Ph.D.	ISO	11/21/2023	736	1,474		$8.85	11/21/2033
	NQ	9/5/2023	2,083	2,917		$10.35	9/5/2033

(1)	Option awards were granted under the 2013 Equity Incentive Plan (“2013 Plan”), the 2021 EIP and the 2021 Inducement Plan (the “2021 Inducement Plan”).
(2)	Stock awards were granted under the 2021 EIP and the 2021 Inducement Plan.
(3)	The acronym ISO refers to Incentive Stock Options, NQ refers to non-statutory stock options, PRSU to Performance Restricted Stock Units, and RSU to Restricted Stock Units.
(4)	Options vest in equal proportions each quarter over three years of continuous service, generally from the date of grant.
(5)	All of the option awards granted under the 2013 Plan were granted with a per share exercise price equal to fair market value of one share of LBS common stock on the date of grant, as determined in good faith by the Board. All of the option awards granted under the 2021 EIP and the 2021 Inducement Plan were granted with a per share exercise price equal to the closing price of our common stock on the grant date.
(6)	The values shown are based on $1.65 per share, which was the closing price of our common stock on December 31, 2024, the last day of our most recent fiscal year.
(7)	Performance restricted stock units vest (a) 50% when the volume weighted average price of our common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of our common stock over 20 consecutive trading days is $63.75, subject to the named executive’s continuous service. In accordance with SEC rules, the number of performance restricted stock units in column (k) and the value of those PRSUs in column (l) reflects threshold performance assuming the volume weighted average price of our common stock achieves the $48.00 requirement over 20 consecutive trading days.

Equity Benefit Plans

The principal features of our equity plans are summarized below.

2021 Equity Incentive Plan

Our Board and stockholders approved the 2021 EIP, which became effective in April 2021. On June 8, 2023, our stockholders approved amendments to the 2021 EIP increasing the numbers of shares of common stock issuable under the plan and increasing the annual evergreen share amount. The number of shares of common stock reserved for issuance under the 2021 EIP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 7.5% of the total number of shares of our common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of our common stock determined by the Board prior to the date of the increase. As of December 31, 2024, 37,586 shares of our common stock were authorized for future grants under the 2021 EIP and there were an aggregate of 43,107 outstanding awards issued under the 2021 EIP.

Our 2021 EIP provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Our compensation committee has the authority, concurrent with our Board, to administer our 2021 EIP. The Board may also delegate to one or more of our officers certain authority under the terms of the 2021 EIP.

Stock options under the 2021 EIP are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. Options granted under the 2021 EIP vest at the rate specified in the stock option agreement as determined by the plan administrator. Options may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2021 EIP provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

●	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

●	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

●	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

●	cancel or arrange for the cancellation of the stock award, without the approval of stockholders but with the consent of any materially adversely affected participant, in exchange for other awards, cash, or other consideration, if any, as determined by our Board; or

●	make a payment, in the form determined by our Board, equal to the excess, if any, of (i) the per share amount payable to holders of our common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Under the 2021 EIP, a corporate transaction is generally the consummation of: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (ii) a merger or consolidation where we do not survive the transaction; or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

2021 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP. On June 8, 2023 our stockholders approved amendments to the ESPP increasing the number of shares of common stock authorized under the ESPP and increasing the annual evergreen share amount. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our compensation committee has the authority, concurrent with our Board, to administer the ESPP. Under the ESPP, all of our regular employees (including our named executive officers during their employment with us) may participate and may contribute, normally through payroll deductions, The ESPP permits eligible employees (including our named executive officers) while employed by the Company to purchase common stock through payroll deductions, which may not exceed $25,000 in a calendar year or 5,000 shares of the Company’s shares of common stock each offering period, as defined in the ESPP, at a price equal to 85% of the fair value of the Company’s common stock at the beginning or end of the offering period, whichever is lower. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 2.5% of the total number of shares of our common stock outstanding on December 31 of the preceding year, (2) 28,909 shares of our common stock, or (3) such lesser number of shares of our common stock as the Board may designate prior to the date of increase. As of December 31, 2024, 19,086 shares of our common stock were authorized for future grants under the ESPP. A total of 2,256 shares of our common stock were purchased by employees under participation in the ESPP during the year ended December 31, 2024.

2021 Inducement Plan

Our Board adopted the 2021 Inducement Plan in November 2021. The 2021 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules (the “Nasdaq Listing Rules”). On August 7, 2023, our Board amended the 2021 Inducement Plan to increase the number of common shares authorized under the plan from 1,000 to 66,666. The 2021 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards.

Stock awards granted under our 2021 Inducement Plan may only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of our “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of the 2021 Inducement Plan are otherwise substantially similar to our 2021 EIP (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under the 2021 Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under the 2021 Inducement Plan is 66,666 shares. Shares subject to stock awards granted under the 2021 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the 2021 Inducement Plan. Additionally, shares become available for future grant under the 2021 Inducement Plan if they were issued under stock awards granted under the 2021 Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award. As of December 31, 2024, there were 52,941 shares of our common stock authorized and available for issuance as equity-based awards under the 2021 Inducement Plan and there were an aggregate of 10,079 outstanding awards issued under the 2021 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of September 4, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 9,119,152 shares of our common stock outstanding as of September 12, 2025. Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date, including upon the exercise of common stock purchase options or warrants or the conversion of preferred stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Armistice Capital, LLC (2)	478,945	5.25%
Directors and Named Executive Officers
Donald Williams (3)	7,178	*
Binxian Wei (4)	4,115	*
Emil Chuang, M.B, B.S. FRACP (5)	667	*
J.D. Finley (6)	38,586	*
Mitchell Jones, M.D., Ph.D. (7)	15,724	*
All directors and executive officers as a group (5 persons) (8)	66,270	*

*	Represents less than 1% of the outstanding shares of voting common stock.

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 4, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants, restricted stock units, and convertible securities that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants, restricted stock units, or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 9,119,152 shares of common stock outstanding on September 4, 2025, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 1902 Wright Place, Suite 200, Carlsbad, CA 92008.
(2)	Includes 478,945 shares of common stock as reported by Armistice Capital, LLC on Schedule 13G, filed with the SEC on August 14, 2025. The address of beneficial owner is 510 Madison Avenue, 7th Floor, New York, NY 10022. Excludes common stock purchase warrants held by Armistice Capital, LLC that are subject to beneficial ownership limitations.
(3)	Includes 3,728 shares of common stock held by Mr. Williams and 3,450 shares of common stock underlying stock options held by Mr. Williams.

(4)	Includes 855 shares of common stock Mr. Wei and 3,260 shares of common stock underlying stock options held by Mr. Wei.
(5)	Includes 667 shares of common stock underlying options held by Dr. Chuang.
(6)	Consists of (i)(a) 13,472 shares of common stock held by Mr. Finley; (b) 134 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley; (c) 24,927 shares of common stock underlying options held by Mr. Finley, (ii) (a) 51 shares of common stock held by FCW Investments, LLC; and (b) 2 shares of common stock underlying warrants held by FCW Investments, LLC. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113.
(7)	Includes 3,852 shares of common stock held by Dr. Jones and options to purchase 11,872 shares of common stock held by Dr. Jones which may vest within 60 days of the Record Date.
(8)	Includes the securities described in footnotes (3)-(7) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Procedures

In 2021, the Company adopted a written Related-Person Transactions Policy that sets forth its policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of its policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceed the lesser of (a) $120,000 or (b) 1% of the average of the Company’s total assets for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of the Company’s executive officers, directors, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons; the benefits to us of the transaction; and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Party Transactions

Other than compensation arrangements for the Company’s directors and executive officers, and except as set forth below, there were no transactions since January 1, 2022 to which the Company was a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of the Company’s total assets for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022; and

●	any of the Company’s directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

The proposed or undertaken transactions are:

●	On August 16, 2022, J.D. Finley, the Company’s Chief Executive Officer and Chief Financial Officer, participated in the Company’s underwritten offering. Pursuant to the offering, Mr. Finley invested $25,000 in exchange for 133 units at $187.50 per unit consisting of an aggregate of (i) 133 shares of our common stock, (ii) 133 Series 1 common stock purchase warrants and (iii) 133 Series 2 common stock purchase warrants. The Series 1 warrants had a term of one year from issuance and expired on August 16, 2023. The Series 2 warrants have a term of five years from issuance. Both Series 1 and Series 2 warrants initially had exercises prices of $187.50 but have been subsequently reduced as a result of adjustments to the exercise prices for future offerings contained in the warrants. As of the date of this proxy statement, the Series 2 warrants have an exercise price of $0.9047 per share.

●	Pursuant to a registered offering in April 2023, the Company sold an aggregate of 50,421 shares of its common stock at a purchase price per share of $39.60 to certain institutional and accredited investors. In a concurrent private placement, the Company also sold (i) 30,349 unregistered shares of common stock, (ii) 70,744 prefunded warrants to purchase common stock with a perpetual term and exercise price of $0.0015 per share, and (iii) 151,514 unregistered shares of common stock purchase warrants with a term of five (5) years and an exercise price of $39.60 per share. Armistice Capital LLC, a then holder of greater than 5% of the Company’s outstanding common stock, purchased (i) 25,210 shares in the registered offering and (ii) in the concurrent private placement: (a) 5,076 unregistered shares of the Company’s common stock, (b) 45,470 prefunded warrants, and (c) 75,757 warrants to purchase common stock in exchange for an aggregate of $2,999,930.11.

●	Pursuant to a registered offering in December 2024, the Company sold an aggregate of 158,000 Class A Units and 3,120,688 Class B Units to Armistice Capital LLC, a then holder of greater than 5% of the Company’s outstanding common stock, for $1.525 per Class A Unit and $1.525 per Class B Unit, except that the purchase price of each Class B Unit was reduced by $0.0001, which is representative of the exercise price of each prefunded warrant, for an aggregate purchase price of $4,999,687.13. Each Class A Unit consisted of (i) one (1) share of common stock and (ii) one (1) common warrant and each Class B Unit consisted of (i) one (1) prefunded warrant and (ii) one (1) common warrant. Each prefunded warrant was initially exercisable for one share of our common stock at an exercise price of $0.0001 per share. The prefunded warrants were exercisable immediately.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 On September 21, 2022, the Audit Committee approved the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm.

Prior to their appointment on as the Company’s independent registered public accounting firm effective September 21, 2022, neither the Company nor anyone acting on its behalf consulted with Baker Tilly with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

The following table represents aggregate fees billed to us for services performed by our independent registered public accounting firm, Baker Tilly US, LLP, New York, NY, PCAOB ID #23.

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$454,213	$422,500
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$454,213	$422,500

(1)	Audit fees consist of fees billed for professional services performed by Baker Tilly for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, reviews of our current reports on Form 8-K, services rendered in connection with SEC registration statements, and related services that are normally provided in connection with regulatory filings or engagements.

All fees described above were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Baker Tilly. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of services other than audit services by Baker Tilly is compatible with maintaining the principal accountant’s independence.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5, the following table provides information regarding any of the reports that were filed late during the fiscal year ended December 31, 2024:

Delinquent Section 16(a) Reports

Name of Reporting Person	Type of Report and Number Filed Late	No. of Transactions Reported Late
Stephanie C. Diaz	Form 4	1 (1)
Cristina Csimma, PharmD, MHP	Form 4	1 (1)
Robert Trenschel, D.O.	Form 4	1 (1)

(1)	Filed Form 4 filed on February 13, 2024.

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with the Company’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accountant firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Donald Williams (Chair)

Emil Chuang

Binxian Wei

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

You can obtain copies of this Proxy Statement, our 2024 Annual Report and exhibits, as well as other filings we make with the SEC, on the SEC’s website at www.sec.gov or on our website at www.palisadebio.com. Additional copies may be requested in writing. Such requests should be submitted to J.D. Finley, Chief Executive Officer, Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, CA 92008. Exhibits to our 2024 Annual Report on Form 10-K will also be provided upon specific request. The materials will be provided without charge.

We have not incorporated by reference into this Proxy Statement the information in, or that can be accessed through, our website or social media channels, and you should not consider it to be a part of this Proxy Statement.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the Annual Meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person named as proxy holders, J.D. Finley, or Donald Williams, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates nominated by the Board.

Appendix 1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PALISADE BIO, INC.

Palisade Bio, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

First: The name of the Company is PALISADE BIO, INC.

Second: The date of filing of the Company’s original certificate of incorporation with the Delaware Secretary of State was February 28, 2001, under the name “Neuralstem, Inc.”

Third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Amended and Restated Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The corporation shall have authority to issue shares as follows:

(i) 280,000,000 shares of Common Stock, par value $0.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

(ii) 7,000,000 shares of Preferred Stock, par value $0.01 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

2. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [_] shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Company shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

Fourth: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted at a special meeting of the stockholders of the Company, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company on has caused this Certificate of Amendment to be signed by its Chief Executive Officer this [_]th day of [__], 2025.

Palisade Bio, Inc.

By:
Name:	JD Finley
Title:	Chief Executive Officer

palisadebio

P.O. BOX 8016, CARY, NC 27512-9903

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Palisade Bio, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of September 12, 2025

Friday, October 17, 2025 10:00 AM, Pacific Time

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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J.D. Finley and Donald Williams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Palisade Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved palisadebio

Palisade Bio, Inc. Annual Meeting of Stockholders

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FOR PROPOSALS 1, 2 AND 3

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